                                                                    EXHIBIT 10.9

                                AMENDMENT NO. 1
                               TO LEASE AGREEMENT


Owner:     Far Western Land and Investment Company, Inc., a California
           Corporation

Tenant:    bebe stores, inc., a California Corporation

Premises:  400 Valley Drive, Brisbane, California

Date:      September 11, 2000

--------------------------------------------------------------------------------

    This Amendment No. 1, is made on September 11, 2000 by and between Far Western Land and Investment Company, Inc., a California Corporation (the "Lessor") and bebe stores, inc., a California Corporation (the "Lessee").

                                    RECITALS

    Whereas Far Western Land and Investment Company, Inc. (as the "Lessor") and bebe stores, inc. (as the "Lessee") entered into that certain Lease Agreement and Addendum 1 dated November 30, 1998 (the "Lease"), for the premises (the "Premises") described as the 34,725+ square feet of warehouse space located at 400 Valley Drive, Brisbane, California;

    Whereas, conditioned on the City of Brisbane permitting Lessee to expand the Premises to allow for additional office space, Lessor and Lessee desire to amend certain terms and conditions of the Lease;

                                   AGREEMENT

    Now, therefore, in consideration of their mutual promises, the parties hereto agree as follows:

    1.  Term:

        Paragraph 1, Subparagraph 1.3 of the Lease is modified as follows: the term of the Lease is twelve (12) years beginning upon the earlier of occupancy of the new buildout or receipt of certificate of occupancy from the City of Brisbane which shall be the Lease "Occupancy Date";

    2.  Rental Schedule:

        Paragraph 49 of First Amendment to Lease Agreement is modified as follows:
       Commencing on the Occupancy Date the monthly rent shall be $26,000.

        Beginning on the start of the 2nd anniversary of the Occupancy Date and each year thereafter during the lease term, rent shall increase annually by the increase in the Consumer Price Index ("CPI") All Urban Consumers:
        San Francisco--Oakland--San Jose with minimum two percent (2%) increase and maximum four percent (4%) increases.

        Monthly base rent shall also increase by the additional amount of $2,500.00 at the start of the seventh year of the lease term.

    3.  Tenant Improvements:

       A. Lessee, at Lessee's sole cost and expense, will make further tenant improvements to the Premises, subject to review and approval of plans by Owner, such approval not to be unreasonably withheld or delayed ("Tenant Improvements").

       B. Lessee upon Lessor's request, shall be responsible to remove any additional new office space built by Lessee beyond the buildout approved in the initial lease unless Lessee exercises its option as set forth in Paragraph 51 of Addendum No. 1 and modified in Amendment No. 1;

       C. Lessor reserves the right to file a notice of non-responsibility regarding any tenant improvement work at Premises.

    4.  Option to Extend:

        Addendum No. 1, Paragraph 51, shall be changed as follows:

       a) Line four (4), change May 1, 2006 to the first day of the month following lease expiration;

       b) Line six (6) and line seven (7), change April 30, 2006 to date of lease expiration.

    5.  First Right of Refusal:

        Lessee shall have the First Right of Refusal to purchase the Premises at the then fair market value if Owner decides to sell property.

    6.  Controlling Investment:

        In the event of any conflict between the provisions of the Lease and Addendum, and this Amendment No. 1, the Amendment No. 1 shall control. Except as set forth in the Amendment No. 1 all terms and conditions of the Lease and Amendment shall remain unchanged and in full force and effect.

    7.  Net Charges:

        Paragraph 52 of Addendum No. 1 to Lease dated November 30, 1998 is replaced by the following:

        Lessee shall receive real estate property tax bill and pay directly and send notice of payment to Lessor. Lessee shall also be responsible for HVAC maintenance, repair and replacement. Upon termination of Lease, HVAC will be left in good working order and repair. Lessee shall pay in addition to all rent and related charges to be paid by Lessee under this Lease, to Lessor on a monthly basis an amount equal to $0.032 p.s.f. for the net charges that include insurance, roof, parking and truck yard, and miscellaneous building maintenance.

    8.  Condition Precedent:

        If the City of Brisbane does not issue a building permit to Lessee allowing Lessee to make tenant improvements Lessee deems acceptable, in its sole discretion, then this Amendment No.1 shall be void, and all rights granted by this Amendment No.1 shall be mutually terminated and forfeited by both parties, and the Lease shall remain unchanged and in full force and effect.

    In Witness Whereof, the parties have caused their instrument to be properly executed by their duly authorized representatives as of the day and year first written above.


     LESSOR:                                         LESSEE:

     Far Western Land and Investment Company,        bebe stores, inc., a California
     Inc., a California Corporation                  Corporation

     By:    /s/ GEOFFREY A. FARRAR                   By:    /s/ MANNY MASHOUF
     ------------------------------------            ------------------------------------
     Geoffrey A. Farrar                              Manny Mashouf

     Its:        President                           Its:        President and CEO
     ------------------------------------            ------------------------------------

     Date:  9-14-00                                  By:    /s/ BLAIR LAMBERT
     ------------------------------------            ------------------------------------
                                                     Blair Lambert

                                                     Its:        CFO
                                                     ------------------------------------

                                                     Date:  9-11-00
                                                     ------------------------------------